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COMPANY PRESS RELEASE

SOURCE: Pegasus Systems, Inc.

PEGASUS SYSTEMS, INC. TO ACQUIRE LEADING PROVIDER OF RESERVATIONS SYSTEMS AND SERVICES TO THE HOSPITALITY INDUSTRY

REZSOLUTIONS, INC. ACQUISITION WILL POSITION PEGASUS AT THE HUB OF BUSINESS-TO-BUSINESS E-COMMERCE BETWEEN THE HOTEL INDUSTRY AND ITS WORLDWIDE SALES CHANNELS

DALLAS, Nov. 17 /PRNewswire/ -- Pegasus Systems, Inc. (Nasdaq: PEGS - news), a leading worldwide provider of hotel industry transaction processing and electronic commerce services, today announced the signing of a definitive agreement to acquire Phoenix-based REZsolutions, Inc., a leading provider of reservation technology systems and representation services to the hotel industry. This acquisition will enable Pegasus to offer hotels and travel agents a much broader product line, and greatly strengthens Pegasus' presence in Europe and the Asia Pacific.

Under the terms of the agreement, Pegasus Systems will issue 2.66 million shares of common stock, pay $115 million in cash and agree to a $20 million note payable to Utell International Ltd., a subsidiary of Reed Elsevier, plc, the majority stockholder in REZsolutions, subject to certain closing balance sheet adjustments. Based on Pegasus' closing price on Tuesday, November 16, 1999, the transaction is valued at approximately $250 million after anticipated adjustments. The acquisition, expected to close in the first quarter of 2000, will be accounted for using the purchase method of accounting and is subject to usual and customary conditions. On a pro-forma basis for 1999, the combined company will have estimated revenues of $180 million and an employee base of more than 2,100 located in more than 50 offices in 39 countries.

"We believe this acquisition will transform Pegasus into the leading technology solutions company for the hotel industry worldwide," said John F. Davis III, president and chief executive officer of Pegasus Systems.

"The transaction is complementary in that we share a common customer base of hotels and travel agents, and additive in that REZsolutions gives the new company an international presence and access to new technologies, customers and a worldwide infrastructure. We are excited about the opportunities to enhance our service offerings to our current customers, in addition to the substantial increase to our customer base and the prospect of significant revenue and cash flow growth, which should benefit our shareholders well into the future," Mr. Davis said.


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An established, well-known company within the hospitality industry, REZsolutions has a fully integrated portfolio of hotel industry information technology products and services, including central reservation systems, a property management system, hotel and brand representation, commission processing services and global reservations distribution through call centers, global distribution systems (GDS) such as Sabre and Galileo, as well as the Internet. REZsolutions' core asset is its central reservation system (CRS), which is utilized by more than 80 hotel brands to make reservations at more than 25,000 hotels around the world. The combination of services will position Pegasus as a total solution provider for reservations distribution, whether electronic or voice, for independent properties as well as for worldwide chains.

Mr. Davis stated, "The combination of REZsolutions' independent hotel customer base, reservation system and international sales force with Pegasus' leadership in e-commerce capabilities will position the new Pegasus as a leader in the worldwide business-to-business electronic commerce arena. The union of these two companies will create a powerful international force that will provide critical end-to-end reservation distribution solutions to the hotel industry. Together, we will offer the most comprehensive array of value-added services to our combined customer base, which is relatively unmatched in worldwide depth and breadth.

"The new Pegasus Systems will have an established international presence with sales and account management teams located around the world, providing us with substantial opportunities to expand upon our technology and product solutions internationally. We will be able to reach and introduce our services to more than 7,700 hotels worldwide, ranging from independent hotels to small- to medium-sized international hotel chains, a segment that Pegasus has had limited success in penetrating," Davis said. "This transaction creates a powerful new company, uniquely positioned to offer solutions across the entire spectrum of the hotel industry."

Following the completion of the acquisition, Mac Highet, President and CEO of REZsolutions will join Pegasus' management team, serving as Pegasus Systems' Chief Operating Officer. Mr. Highet brings extensive knowledge of the hospitality and travel industry through prior management positions within Reed Elsevier, the parent company of Cahners Travel Group.

Mr. Highet said, "REZsolutions brings a wealth of industry knowledge and technologies that complements and enhances Pegasus' central position in the electronic commerce transaction flow between the consumer, travel agents, GDS, Internet travel sites, corporate travel managers, convention and visitors bureaus and 32,000 hotels worldwide. The combination of these two industry leaders extends the new Pegasus Systems internationally and into new market segments and presents considerable opportunities to build upon this critical position and to leverage our core competencies. Moreover, Pegasus' online distribution service can now leverage our sales force and existing customer base, positioning the new company to provide Internet reservations capabilities and establish individually branded Web sites for REZsolutions' customers."

REZsolutions, Inc. was formed with the 1997 merger of Utell International and Anasazi, Inc., which commenced operations in 1930 and 1979, respectively. Utell, one of the world's leading hotel reservations and marketing companies with a long-standing presence in Europe and Asia, merged with Anasazi, a leading supplier of technology-based solutions to the global hospitality industry, to offer a comprehensive portfolio of marketing services to hotels through its hotel representation business. Through this service, independent hoteliers gain access to global electronic reservations, both GDS and Internet, and a variety of other solutions to market their properties to the travel agent trade worldwide.

Mr. Davis concluded, "As we've said in the past, we have been exploring strategic growth opportunities to complement Pegasus' core technology and solutions competencies. We have fully evaluated the industry landscape and believe this transaction will be of great benefit to our customers and employees, as well as our shareholders. We are extremely enthusiastic about the new position


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that Pegasus Systems will hold within the hotel industry and are dedicated to continuing to serve the technology and distribution needs of hoteliers and travel agents worldwide."

Although the company expects the transaction to be accretive on a cash EPS basis, it is anticipated that due to the amortization of intangibles associated with the purchase accounting treatment of this acquisition, the company will report losses and anticipates that the purchase accounting charges will be dilutive for the next several years. However, Pegasus anticipates that the combination will produce positive and growing cash flow and EBITDA as a result of its strong position in the markets it serves and the synergies and revenue opportunities it expects to capitalize on as a result of this acquisition.

Company Information

REZsolutions, Inc. (http://www.rez.com) is the leading provider of distribution systems and solutions for the hospitality industry. The company offers a comprehensive portfolio of products, global access and representation support to independent hotels, management companies, hotel owners and developers. REZsolutions' global network of more than 50 offices and 2,000 employees touches more than 3 million rooms, 25,000 hotels and 80 brands worldwide. In addition to its corporate headquarters in Phoenix, Arizona, REZsolutions operates regional business centers in New York, London and Singapore.

Dallas-based Pegasus Systems (http://www.pegsinc.com) provides electronic commerce and transaction processing solutions to the hotel industry and operates its own consumer travel reservations site, TravelWeb.com (http://www.travelweb.com). The Company is the premier electronic switching service for reservations processing, which allows central reservation systems to connect seamlessly to global distribution systems (GDS) and/or to the Internet with a single electronic interface. Pegasus Commission Processing is the largest provider of travel agent commission payment processing services and also provides data mining and database marketing consulting services through its Pegasus Business Intelligence service. Pegasus' customers include seven of the 10 largest U.S.-based travel agencies, as well as approximately 32,000 hotel properties around the world. Pegasus generated revenue of $27.6 million for the first nine months of 1999.

This news release contains statements relating to future results, including future operations of Pegasus Systems, which are forward-looking statements regarding future events and the future financial performance of the company and for which no assurances can be made. Actual results may differ materially from those projected as a result of certain risks and uncertainties associated with the proposed acquisition and its impact on the Company's future financial performance as well as the risks and uncertainties detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Pegasus Systems, Inc. disclaims any proprietary interest in the trademarks or names of unrelated companies listed.

SOURCE: Pegasus Systems, Inc.